                                                                  Rule 424(b)(3)
                                                                      333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JANUARY 12, 2006

                                                         Dated: February 1, 2006

                                STATE OF ISRAEL
                        5-YEAR FLOATING RATE LIBOR BONDS

Initial Interest Rate for the Bonds purchased during the FEBRUARY 2006 is 5.0125%. This interest rate was calculated as follows:

Applicable LIBOR       +                Number of basis points set by           =   Initial Interest Rate:
for February 2006:                      State of Israel at beginning
                                        of this sales period:
4.8125%                                 20 BASIS POINTS                             5.0125%



Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds.

Bonds purchased during the semi-monthly sales period of March 1, 2006 to March 14, 2006 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.